Exhibit 10.10

FIRST AMENDMENT
TO
AGREEMENT

This amendment (“Amendment”) is (a) made and entered into 1 April 2020 (“Amendment Effective Date”), by and between SEGA CORPORATION, a Japanese corporation, having its principal place of business at Osaki Garden Tower, 1-1-1 Nishi-Shinagawa, Shinagawa-ku, Tokyo 141-0033, Japan (“Sega”) and Epicsoft Asia Pte. Ltd., a company duly organized and existing under the laws of Singapore, having its registered office at 29 Tai Seng Avenue #05-01 Natural Cool Lifestytle Hub, Singapore 534119 (“Distributor”; and Sega and Distributor collectively, the “Parties” or each separately, a “Party”), and (b) an amendment to the following agreement(s) (collectively, the “Agreement’’): Distribution License Agreement between SEGA Games Co., Ltd. and Distributor with the effective date of 1 February 2018.

Recitals

WHEREAS, SEGA Games Co., Ltd. has changed its tradename to SEGA CORPORATION effective 1 April 2020. Any reference to SEGA Games Co., Ltd. or “Sega” in the Agreement applies mutatis mutandis to SEGA CORPORATION.

WHEREAS the Parties wish to amend the Agreement hereby.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises hereinafter set forth, the Parties agree as follows:

1.	DEFINITIONS.

Except as expressly stated herein or modified in accordance with the provisions of this Amendment, all capitalized words and phrases contained herein shall have the definitions and meanings set forth in the Agreement.

2.	AMENDMENT TO THE AGREEMENT.

The Agreement is hereby amended as follows:

2.1	Section 2 of the Agreement shall be amended by adding the following language as a new Sub-Section 2.d to Section 2:

2.d	In the event the Purchase Price of any Purchase exceeds the Distributor’s credit limit at that time, Sega may decline the acceptance and fulfilment of any Purchase Order at any time.

2.2	Section 5 of the Agreement shall be amended by deleting in its entirety and be replaced by the following language:

5	Payment.

5.a	Initial Order. For each Initial Order – i.e. any Purchase Order of a Licensed Product by Distributor prior to the Licensed Product’s intended launch date – Distributor shall pay the Total Price for such Initial Order prior to delivery of the Licensed Products from Sega to Distributor

5.b	Repeating Orders. For each Repeating Order – i.e. any Purchase Order of a Licensed Product by Distributor following an Initial Order and after the Licensed Product’s launch date – Distributor shall pay the Total Price for such Repeating Order within one (1) week after Sega has received and confirmed the Repeating Order from Distributor.

In the event that Distributor does not pay the Total Amount for any Repeating Order within one (1) week as set forth above, Distributor shall incur a penalty on the delayed payment of the Total Price in the amount of 18% p.a. of the Total Price calculated from the eighth day following the receipt and confirmation of the Repeating Order by Sega (the “Order Penalty”). Sega may, at its sole discretion, claim payment of the Order Penalty (a) individually via separate invoice or (b) in addition to any following Purchase Order of Distributor.

5.c	All payments shall be remitted by Distributor into Sega’s designated bank account in either US Dollar, Hong Kong Dollar or Singapore Dollar.

3.	TERM OF THIS AMENDMENT.

This Amendment shall be effective from the Amendment Effective Date and shall end on expiration or termination of the Agreement.

4.	REMAINS OF THE AGREEMENT.

Except as expressly modified in accordance with the provisions of this Amendment, all other terms and conditions set forth in the Agreement shall remain in full force and effect. (Any conflict between the Agreement and this Amendment shall be settled in favor of this Amendment.)

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be signed by their duly authorized officers or representatives.

Sega:	Distributor:
SEGA CORPORATION	Epicsoft Asia Pte. Ltd.

Sign Name:		Sign Name:

Print Name:	Kenji Matsubara	Print Name:	Choo See Wee

Title:	President & COO	Title:	CEO

Date:	June 16, 2020	Date:	April 25, 2020

 3